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                                                                    Exhibit 4.1

FLORIDA SAVINGS BANCORP, INC.

DEBENTURE ORDER FORM


Please Return To:                                   A PROPERLY COMPLETED
                                                     ORIGINAL DEBENTURE
                                                ORDER FORM MUST BE USED TO
                                                 SUBSCRIBE FOR DEBENTURES

                  ===========================================
                  Expiration Date for Purchase of Debentures:
                                  _______, 2002
                          5:00 P.M. Miami, Florida Time
                  ===========================================

Number of Debentures Subscribed For

--------------------------------------------------------------------------------
(1)  Number of Debentures         Debenture Price          (2) Total Payment Due
--------------------------------------------------------------------------------
                                  X     $1,000 =           $
--------------------------------------------------------------------------------

Note: The minimum subscription price is $10,000.

Method of Payment
(3) [_] Enclosed is a check, bank draft or telegraphic or express money order made payable to ____________________ as Escrow Agent (cash may not be used) in the amount of:

                               ==================
                                  $
                               ==================

(4) [_] Wire transfer of funds has been made to an account maintained by the Escrow Agent for such purpose in the amount of:

                               ==================
                                  $
                               ==================

        [NEED WIRE INSTRUCTIONS]

Debenture Registration

(5) Form of Debenture Ownership:
        [_] Individual            [_] Joint tenants   [_] Tenants in common  [_] UTMA/UGMA
        [_] Fiduciary (i.e.       [_] Corporation or  [_] Other____________
            trust, estate, etc.)     Partnership

Residence and Taxpayer Information

(6) I am a resident of   State:_____    Country:______


-------------------------------------------------------------------------------
Name                                        Social Security No. or Tax ID No.:
-------------------------------------------------------------------------------
Street Address/City/State/Zip Code                        County of Residence
-------------------------------------------------------------------------------

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Telephone Information

(7)  Please provide telephone numbers where you can be reached.

-----------------------------------
Daytime Phone      Evening Phone
(  )               (  )
-----------------------------------

NASD Affiliation

(8) This section applies to those individuals who meet the delineated criteria:

      [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly.

      [_] Check here if you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any such institutions; or a member of the immediate family of any such person.

To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked either box above, that you may be subject to certain restrictions on your ability to purchase or resell the debentures and may be subject to certain disclosure requirements under the rules of the NASD.

Acknowledgment

(9) I/We acknowledge receipt of the offering circular dated ____________, 2002 and understand that in order to purchase debentures, this fully completed Debenture Order Form must be received by the Escrow Agent no later than _:__ p.m. on ____________, 2002, the expiration date of the offering, unless extended by Florida Savings Bancorp, Inc., otherwise this Debenture Order Form will be void. Completed Debenture Order Forms, together with the required payment, may be delivered to or mailed to the Escrow Agent in the enclosed business reply envelope or to the address found in the offering circular. Do not mail cash.

It is understood that this Debenture Order Form will be accepted in accordance with, and subject to, the terms and conditions described in the accompanying offering circular.

The undersigned agree(s) that, without the prior consent of Florida Savings Bancorp, Inc., this Debenture Order Form may not be modified, withdrawn or cancelled.

Under penalty of perjury, I/we certify that the Social Security or Tax ID Number and other information provided under Item 6 of this Debenture Order Form are true, correct and complete and that I/we am/are not subject to backup withholding because: (i) I/we am/are exempt from backup withholding (ii) I/we have not been notified by the Internal Revenue Service ("IRS") that I/we am/are subject to backup withholding as a result of failure to report all interest or dividends; or (iii) the IRS has notified me/us that I/we am/are no longer subject to backup withholding.

    I ACKNOWLEDGE THAT THE DEBENTURE IS NOT A DEPOSIT ACCOUNT, IS NOT FEDERALLY
      INSURED AND IS NOT GUARANTEED BY FLORIDA SAVINGS BANCORP, INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. I UNDERSTAND THAT MY PURCHASE OF DEBENTURES IS SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE
                            LOSS OF THE PRINCIPAL INVESTED.

(10)  Signature:___________________                    Date:_______________


(10)  Signature:___________________                    Date:_______________

(11) If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney-in-fact, agent(s), officer(s) of a corporation or of another person acting in a fiduciary or representative capacity, please provide the following information (please type or print).

-------------------------------------------------------------------------------------
Name:                               Capacity:     Social Security No. or Tax ID No.:
-------------------------------------------------------------------------------------
Street Address/City/State/Zip Code:                      Phone: (  )
-------------------------------------------------------------------------------------

You may mail your completed Debenture Order Form in the envelope that has been provided, or deliver your Debenture Order Form to the Escrow Agent at the address provided in the offering circular. If you send by mail, it is recommended that the Debenture Order Form be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Escrow Agent prior to the Expiration Date. Your Debenture Order Form, properly completed, and payment in full must be received by the Escrow Agent no later than ____ p.m., Miami, Florida Time, on ____________ __, 2002, or it will become void.

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              DEBENTURE OWNERSHIP GUIDE AND ORDER FORM INSTRUCTIONS
--------------------------------------------------------------------------------
DEBENTURE OWNERSHIP GUIDE
--------------------------------------------------------------------------------

INDIVIDUAL:         Include the first name, middle initial, and last name of the debenture holder. Avoid the use of an initial in place of the first name. Please omit words that do not affect ownership rights such as "Mr.," "Mrs.," "Dr.," "special account," "single person," etc.

JOINT TENANTS:      Joint tenants with rights of survivorship may be specified to identify two or more owners. When the debenture is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN          Tenants in common may also be specified to identify two or
COMMON:             more owners. When the debenture is held as tenants in
                    common, upon the death of one co-tenant, ownership of the of the debenture will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of the debentures held in this form of ownership.

UNIFORM             The debenture may be held in the name of the custodian for a
TRANSFER TO         minor under the Uniform Transfer to Minor Acts of the
MINORS ACT          individual states. There may be only one custodian and one
("UTMA"):           minor designated on a debenture. The standard abbreviation of custodian is "CUST," while the "Uniform Transfer to Minor
                    Act" is abbreviated "UTMA." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, a debenture held by John P.
                    Jones under the Pennsylvania Uniform Transfer to Minor Act will be abbreviated: JOHN P. JONES, CUST SUSAN A. JONES,
                    UTMA, PA.

UNIFORM             The debenture may be held in the name of a custodian for a
GIFT TO             minor under the Uniform Gifts to Minors laws of the
MINORS ACT          individual  states. There may be only one custodian and one
("UGMA"):           minor designated on a debenture. The standard abbreviation of custodian is "CUST," while the description "Uniform Gift to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard
                    U.S. Postal Service state abbreviations should be used to describe the appropriate state.

FIDUCIARIES:        Information provided with respect to the debenture to be
                    held in a fiduciary capacity must contain the following:
                    .  The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list corporate title (name). If an individual and a
                    corporation, list the corporation before the individual.
                    .  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee,
                    etc.
                    .  A description of the document governing the fiduciary
                    relationship, such as a trust agreement or court order.
                    Without designation establishing a fiduciary relationship, your debenture may not be registered in a fiduciary
                    capacity.
                    .  The date of the document governing the relationship,
                    except that the date of a trust created by a will need not be included in the description.
                    . The name of the maker, donor or testator and the name of the beneficiary.
                    An example of fiduciary ownership:  John D. Smith, Trustee
                    Under Agreement Dated 10-1-92 for Tom A. Smith.
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ITEM INSTRUCTIONS
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ITEMS 1 and 2       Fill in the number of debentures that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of debentures by the subscription price of $1,000 per debenture. The minimum number of debentures that may be subscribed is 10 debentures, which equals an aggregate subscription price of $10,000. In the event of an oversubscription, debentures will be allocated first to shareholders of record as of ____________, 2002 in proportion to their percentage ownership in Florida Savings
                    Bancorp, Inc. All remaining debentures will be allocated to the public at the discretion of Florida Savings Bancorp, Inc. management. No prospective investor through this offering, however, other than Bernard Janis and the Andrea
                    Green 1991 Irrevocable Trust, may own or acquire, or through the purchase of debentures have the right to own or acquire, 10% or more of the common stock of Florida Savings Bancorp, Inc. Florida Savings Bancorp, Inc. may accept or reject subscriptions, in whole or in part, in the sole discretion of its board of directors.

ITEMS 3 and 4       Please check the appropriate box if (a) your method of
                    payment is check, bank draft or telegraphic or express made payable to _____________________ as Escrow Agent and fill in the amount due or (b) your method of payment is by wire transfer of funds to an account maintained by the Escrow
                    Agent and fill in the amount due.  CASH MAY NOT BE USED.

                    The aggregate subscription price will be deemed to have been received by the Escrow Agent only upon (i) clearance of any non-certified check, (ii) receipt by the Escrow Agent of any certified check or bank draft drawn upon a domestic bank or of any posted, telegraphic or express money order, or (iii) receipt of good funds in the Escrow Agent's account. If paying by a non-certified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the aggregate subscription price by a means of a non-certified personal check are urged to make payment sufficiently in advance to the offering expiration date, to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. All funds received shall be held by the Escrow Agent. If the amount enclosed or transmitted is not sufficient to pay the purchase price for all debentures that are stated to be subscribed for, the number of debentures subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount provided that the minimum purchase limitation of $10,000 has been met. If the offering is terminated, all funds received from subscribers will be promptly refunded, with interest.

ITEMS 5, 6 and 7    The securities transfer industry has developed a uniform
                    system of securityholder registration that we will use in the issuance of your debentures. Please complete Items 5, 6 and 7 as fully and accurately as possible, and be certain to supply the social security or tax ID number of the person who is subscribing for debentures. Additionally, please list your daytime and evening telephone number(s).
                    We will need to call you if we cannot execute your subscription as given. If you have any questions or concerns regarding the registration of your debenture, please consult your legal advisor. Debenture ownership must be registered in one of the ways described under "Debenture
                    Ownership Guide" above.

ITEM 8 Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), NASD affiliates must comply with certain holding requirements and reporting obligations. Please read this Item 8 carefully and check the box, if applicable.

ITEMS 9 and 10      Please sign and date the Debenture Order Form where
                    indicated. Review the Debenture Order Form carefully before you sign, including the acknowledgment. Normally, one signature is required.

ITEM 11 Persons who sign the Debenture Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and unless waived by the Escrow Agent in its sole and absolute discretion, must present to the Escrow Agent satisfactory evidence of their authority so to act. If the Debenture Order Form is executed by a person other than the holder named on the face of the Debenture Order Form, prior evidence of authority of the person executing the Debenture Order Form must accompany the name unless the Escrow Agent, in its discretion, dispenses with proof of authority.